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                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                AGCO CORPORATION
                 (REFLECTING AMENDMENTS THROUGH APRIL 25, 2002)

     AGCO Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name under which the corporation was originally incorporated was AGCO Holding Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 22, 1991.

     2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

     3. The Certificate of Incorporation of the Corporation, as amended or supplemented heretofore, is hereby amended and restated by this Amended and Restated Certificate of Incorporation to read in full as follows:

          FIRST: The name of the corporation is AGCO Corporation.

          SECOND: The address of the corporation's registered office in the state of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent thereat is The Corporation Trust Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is 151,000,000, of which 1,000,000 shares, having a par value of $.01 per share, will be Preferred Stock and 150,000,000 shares, having a par value of $.01 per share will be Common Stock.

     The designations and the powers, preferences and rights and the qualifications, limitations or restrictions in respect of the shares of each class of stock will be as follows:

     (a) Voting Rights.

     The holders of the Common Stock shall have the exclusive voting power for all purposes and the holders of the Preferred Stock shall have no voting rights or voice whatsoever in the affairs or management of the corporation or the right to notice of any meeting of stockholders, except (i) as set forth in Annex A hereto with respect to the corporation's Junior Cumulative Preferred Stock, (ii) as may be set forth in the resolution or resolutions of the Board of Directors which may be hereafter adopted pursuant to Section 4(b) below, or (iii) as specifically required by law.

     On all matters to be voted or acted upon by the stockholders, each holder of the Common Stock will be entitled to one vote for each share of such stock held of record in the holder's name on the books of the corporation at the time determined according to law, and each holder of Preferred Stock will be entitled to such vote, if any, as may be specified by the Board of Directors pursuant to
Section 4(b) below.

     (b) Terms of Preferred Stock.

     Except as otherwise provided herein or by law, the Board of Directors of the corporation is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any such time or times

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and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such time, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

     (c) Junior Cumulative Preferred Stock. The corporation's certificate of incorporation shall include the provisions set forth in Annex A, which provisions contain the terms of the corporation's Junior Cumulative Preferred Stock, which provisions were filed with the Secretary of State on May 3, 1994, in a Certificate of Designations.

          FIFTH: The number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than the minimum number authorized by the laws of Delaware. Directors need not be stockholders. The elections of directors need not be by ballot.

          SIXTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation on personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or the corporation existing at the time of such repeal or modification.

          SEVENTH: The Board of Directors shall have the power to make, alter and amend the By-laws, subject only to such limitations, if any, as the By-laws of the corporation may from time to time impose.

          EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment hereto in the manner now or hereafter prescribed by law, and all rights conferred on the stockholders hereunder are granted subject to this reservation.

     4. This Amended and Restated Certificate of Incorporation was duly executed, acknowledged, and filed in accordance with Section 103 of the Delaware General Corporation Law.

     5. This Amended and Restated Certificate of Incorporation shall be effective on the date of filing.

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     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated
Certificate of Incorporation this
30th day of April, 2002.
----        -----
                                          AGCO Corporation

                                          /s/ Stephen D. Lupton
                                          --------------------------------------

                                          By: Stephen D. Lupton
                                          --------------------------------------

                                          Its: Senior Vice President and
                                               General Counsel
                                          --------------------------------------

ATTEST:
/s/ Lynnette D. Schoenfeld
------------------------------------

By: Lynnette D. Schoenfeld
-------------------------------

Its: Assistant Secretary
-------------------------------

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                                                                         ANNEX A

             JUNIOR CUMULATIVE PREFERRED STOCK OF AGCO CORPORATION

     There is hereby established a series of the authorized preferred stock of the Corporation having a par value of $.0l per share, which series shall be designated as "Junior Cumulative Preferred Stock," shall consist of three hundred thousand (300,000) shares and shall have the following designations, preferences, limitations and relative rights, which sometimes are referred to herein as this "resolution":

     1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified:

          (a) "Board of Directors" shall mean the Board of Directors of the Corporation and, to the extent permitted by law, any committee of the Board of Directors authorized to exercise the powers of the Board of Directors.

          (b) "Common Stock" shall mean the common stock, par value one one-hundredth of one dollar ($.0l) per share, of the Corporation, which term shall include, where appropriate, in the case of a reclassification, recapitalization or other changes in such Common Stock, or in the case of a consolidation or merger of this Corporation with or into another corporation, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

          (c) "Junior Preferred Stock" shall mean the three hundred thousand (300,000) shares of Junior Cumulative Preferred Stock, par value $.0l per share, of the corporation.

          (d) "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Junior Preferred Stock and any Parity stock shall have been so paid or declared and set apart for payment and, for purposes of Paragraph 3 below, shall mean any class or series of stock of the Corporation not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Junior Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

          (e) "Parity Stock" shall mean any class or series of stock of the Corporation entitled to receive payment of dividends on a parity with the Junior Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the corporation on a parity with the Junior Preferred Stock.

          (f) "Rights Declaration Date" shall mean April 27, 1994.

          (g) "Semiannual Dividend Payment Date" shall mean the first day of March and September in each year.

          (h) "Senior Stock" shall mean any class or series of stock of the Corporation ranking senior to the Junior Preferred Stock and to any Parity Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

     2. Dividend and Distributions. (A) Subject to the prior preferences and other rights of any Senior Stock, the holders of shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, semiannual dividends payable in cash at the rate hereinafter fixed in this Paragraph 2 on each Semiannual Dividend Payment Date, commencing on the first Semiannual Dividend Payment Date after the first issuance of any shares or fractions of a share of Junior Preferred Stock. Semiannual dividends on the Junior Preferred Stock shall be payable to holders of record of the Junior Preferred Stock on the respective date not exceeding 50 days preceding such Semiannual Dividend Payment Date as shall be fixed for this purpose by the Board of Directors, in an amount per share (rounded to the nearest cent) equal to the greater of (i) five one-hundredths of one dollar ($.05) or (ii) subject to the
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provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding semiannual Dividend Payment Date, or, with respect to the first semiannual Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) No dividend or other distribution may be declared or paid on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock) unless, coincidentally with the declaration of such dividend or such other distribution, the dividend payable on the Junior Preferred Stock pursuant to clause (ii) of subparagraph (A) above is declared and the consideration sufficient for the payment thereof set apart from funds legally available therefor so as to be available then and on the next Semiannual Dividend Payment Date for the payment in full thereof and for no other purpose. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semiannual Dividend Payment Date and the next subsequent Semiannual Dividend Payment Date, a dividend of five one-hundredths of one dollar ($.05) per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Semiannual Dividend Payment Date.

     (C) Dividends on each outstanding share of Junior Preferred Stock shall begin to accrue and be cumulative from the Semiannual Dividend Payment Date next following the respective date of issuance of such share unless the date of such issuance is a Semiannual Dividend Payment Date, in which case dividends shall accrue and be cumulative from the date of issuance.

     (D) The holders of shares of the Junior Preferred Stock shall not be entitled to receive any dividends thereon other than the cash dividends specified in this Paragraph 2. Unpaid dividends shall be cumulative and shall accrue, whether or not declared by the Board of Directors, until the date such dividends are paid. Accrued but unpaid dividends on the Junior Preferred stock shall not bear interest. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any Semiannual Dividend Payment Date, to holders of record of the Junior Preferred Stock on such date, not more than fifty (50) days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (E) So long as any shares of Junior Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend in cash or property of any sort, nor shall the Corporation make any distribution on any Junior Stock, or set aside any assets for any such purposes, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the corporation or any of its subsidiaries, nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless and until all dividends to which the holders of the Junior Preferred Stock and any Parity Stock have been entitled for all current and all previous dividend periods have been paid or declared and the consideration sufficient for the payment thereof set apart so as to be available for the payment thereof and for no other purpose; provided, however, that nothing contained in this subparagraph (E) shall prevent the payment of dividends solely in Junior Stock or the repurchase, redemption or other acquisition solely through the issuance of Junior Stock.

     3. Distributions Upon Liquidation, Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which a Senior Stock is entitled, in the event of any liquid on, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Junior Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to the

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shareholders the sum of two hundred dollars ($200) per share, together with the amount of all cumulative dividends accrued and unpaid thereon to and including the date of such liquidation, dissolution or winding up, before any payment or distribution shall be made to the holders of any Junior Stock of the Corporation, which payment shall be made paripassu to any such payment made to the holders, if any, of any Parity Stock. The holders of the Junior Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the liquidation price described above. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Junior Preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Junior Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Junior Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations nor the sale, transfer, or lease of all or substantially all the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph 3.

     4. Voting Rights. (A) Except as otherwise expressly provided in this Paragraph 4 or as otherwise required by law, the holders of shares of Junior Preferred Stock shall vote together with the holders of the Common Stock (and the holders of any other class or series of the Corporation's stock entitled to vote with the holders of the Common Stock) as a single class for the election of directors and on all other matters coming before any meeting of the shareholders of the Corporation or otherwise to be acted upon by the shareholders of the Corporation, subject to any voting rights granted or which may be granted to holders of any other class or series of the preferred stock of the Corporation. Each share of Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

     (B) In addition to the voting rights set forth above, if and when dividends payable on the Junior Preferred Stock shall be in arrears in an amount equivalent to or exceeding three (3) full semiannual dividends thereon, whether or not consecutive, the holders of shares of the Junior Preferred Stock, voting separately as a class, shall be entitled to elect two directors to the Board of Directors. Directors so elected shall thereupon become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number. During such times that the holders of the Junior Preferred Stock, voting as a class, shall be entitled to elect such additional directors as provided herein, the holders of the Junior Preferred Stock shall not be entitled to participate in the election of any other directors with the holders of shares of the Common Stock or any other class or classes of stock who are entitled to vote for the election of directors.

     Such right of the holders of shares of the Junior Preferred Stock who are entitled to vote in such manner to elect such additional directors may be exercised until all dividends in default on the Junior Preferred Stock shall have been paid or declared and the consideration sufficient for the payment in full thereof set apart so as to be available for the payment thereof and for no other purpose; when said dividends shall have been so paid or declared and set apart such right to elect two directors shall terminate, subject to the vesting of such voting rights in the event of any such future default or defaults in the payment of dividends. Whenever the holders of shares of the Junior Preferred Stock who are entitled to vote in such manner shall be divested of such voting rights by reason of the payment or the declaration and setting apart of consideration sufficient for the payment in full of the dividends then in default, the terms of office of the directors elected as such by the holders of shares of the Junior Preferred Stock shall forthwith terminate and the number of the directors of the corporation shall be reduced correspondingly.

     At any time after such voting rights shall so have vested in the holders of shares of the Junior Preferred Stock who are entitled to vote in such manner, the Secretary of the Corporation may, and upon the written request of the holders of record of not less than seventy-five percent (75%) of the outstanding shares of Junior Preferred Stock, addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of shares of the Junior Preferred Stock who are entitled to vote in such manner for the election of the directors to be elected by them, such meeting to be held within ten (10) days after the earlier of such call or
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the delivery of such request and at the place and upon the notice provided by the By-laws of the Corporation for the holding of meetings of shareholders, except that the Secretary of the Corporation shall not be required to call such a special meeting if the request for such call is received less than forty-five
(45) days prior to the date fixed for the next annual meeting of shareholders.

     5. Consolidation, Merger, Etc. In case the Corporation shall enter into an consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount (as such amount may have been previously adjusted by reason of the prior occurrence(s) of any such events) by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     6. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by amendment of the Certificate of Incorporation adopted by resolution of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     7. Preemptive Rights. The holders of shares of the Junior Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation.

     8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

     9. Amendment. Without the consent of the holders of at least seventy-five percent (75%) of the shares of Junior Preferred Stock at the time outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of the Junior Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor any resolution of the Board of Directors establishing and designating a series of preferred stock and determining the relative rights and preferences thereof shall be changed so as to alter in an adverse manner the designations, preferences, limitations and rights of holders of the Junior Preferred Stock.

     10. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

     11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Junior Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in the Certificate of Incorporation.

     12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13. Severability of Provisions. If any right, preference or limitation of the Junior Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Paragraph (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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